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                  AMENDED EMPLOYMENT AGREEMENT, NON-COMPETITION
                          AND CONFIDENTIALITY AGREEMENT

        THIS AGREEMENT made as of the -- day of March 1997, by and between Proflight Medical Response, Inc., a Colorado corporation, with its principal office at 12420 E. Control Tower Road, Englewood, Colorado 80122 (the "Company") and Donald Jones, residing at 2163 Turkey Run, Winter Park, Florida 32789 ( the "Employee").

                               W I T N E S S E T H

        WHEREAS, the Company is engaged in air ambulance transport services (the "Business"); and

        WHEREAS, the Company is desirous of employing the Employee on a full-time basis as its Vice President of Sales to develop and oversee new and existing business accounts on the terms and conditions hereinafter set forth; and

        WHEREAS, the Employee is desirous and willing to accept such employment on the terms and conditions hereinafter set forth.

        NON, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Employee agree

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as follows:

        1. Incorporation of Recitals.

        The recitals set forth above are incorporated herein by reference and made part of this Agreement.

        2. Employment and Term.

        (a) The Company hires and employs the Employee and the Employee agrees to perform for the Company, the services set forth in Paragraph 3 hereof, on a full-time basis under the terms and conditions hereinafter set forth.

        (b) The term of this Agreement (the "Initial Term") shall commence on the closing date of the Company's initial public offering (the "Commencement Date") and shall continue until the sixth (6th) anniversary of the Commencement Date. This Agreement will automatically renew for successive one (1) year periods upon the terms and conditions contained herein ("Renewal Option"), unless the Employee has advised the Company and/or the Company has advised the Employee, at least sixty (60) days prior to the end of the Initial Term or the end of any other year extended by the Renewal Option, of either party's intention not to extend the Agreement beyond any such term. Hereinafter, the Initial Term and any successive one-year periods shall collectively be referred to as the "Term."

        3. Extent of Service.

        (a) During the Term, the Employee shall serve on a full-

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time basis as Vice President of Sales and have the responsibility for the sales and dispatch of the services provided by the Company. The Employee shall be required to relocate his residence to the Denver Colorado Metropolitan area and the Company shall pay all reasonable relocation expenses, to be agreed upon by the Company and the Employee, for the Employee and his family. In the event the Employee does not relocate his residence this Agreement shall be null and void.

        (b) The Employee shall devote all of his business time, skill, labor and attention to the affairs of the Company, and shall promptly and faithfully, perform all services pertaining thereto that are or may hereafter be required of him by the Company, provided that such services shall be consistent with his position as Vice President of Sales of the Company. Nothing in this Agreement shall preclude the Employee from devoting time to managing his personal investments, provided that such investments are not in competition with the business of the Company and that such activities do not unreasonably interfere with the performance of his duties hereunder.

        4. Compensation.

        (a) Base Compensation. As base compensation for the services rendered hereunder, the Employee shall be paid a salary of $150,000 per annum. The Employee shall receive a 5% increase in his base salary in years four, five and six. The aforesaid salary shall initially be payable in 26 equal payments commencing two

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(2) weeks from the Commencement Date or on such other basis, such as weekly and/or monthly as determined by the Board of Directors of the Company.

        (b) Relocation Bonus. In addition to the relocation expenses to be paid by the Company as set forth in paragraph 3(a), the Company also agrees to pay the Employee One Hundred Thousand Dollars ($100,000) for relocating. In the event the Company requires the Employee to relocate a second time, the Company agrees to pay the Employee an Additional One Hundred Thousand Dollars ($100,000).

        (c) Shares of Common Stock. The Company has also agreed to give the Employee, the number of shares of common stock, par value $.001, of the Company equal to an amount of $500,000 as follows: In calculating the number of shares of common stack to which the Employee shall be entitled, the value of each share of common stock shall be the per share price to the public at which the common stock is sold in the Company's initial public offering. The Employee's shares will not be registered under the Securities Act of 1933 and will be legended to that effect. The Employee agrees that he will not, directly or indirectly, register, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of common stock prior to two years from the closing of the Company's initial public offering, without the prior written consent of the Company's underwriter. The Employee agrees to enter into a lock-up agreement with the Company's underwriter with respect to the

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above.

        (d) Bonuses and Additional Benefits. The Employee may be awarded bonuses as agreed and set by the Board of Directors of the Company. Employee shall also be entitled to, and shall be accorded, all rights and benefits under any executive incentive plan (including the Company's Stock Option Plan), monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance policy or policies, and any other plans or benefits that the Company may from time to time provide for any officers generally during the Term. The Company shall accord the Employee such rights and benefits on a basis no less favorable than any other officers of comparable status of the Company or its subsidiaries or affiliates.

        (e) Vacation and Sick Leave. For each year during which this Agreement is in effect, Employee shall be entitled to vacation and sick leave benefits, without a deduction of salary or other compensation in accordance with the Company's standard policies. The Employee shall have no less than three (3) weeks vacation per year, provided the Employee works full time each year for the Company and under the terms of this Agreement. Such vacation shall be taken at such time or times during such year as may be mutually agreed upon by the Company and the Employee.

        (f) Business Expenses. The Employee shall be authorized to incur reasonable business expenses for promoting the business of

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the Company, including expenditures for entertainment, gift and travel, within the guidelines as are set by the Board of Directors of the Company and which are consistent with the Internal Revenue Service guidelines, provided that the Employee submits vouchers therefore in the form reasonably satisfactory to the Company.

        (g) Other Benefits. The Company will provide the Employee with fringe benefits in the aggregate not less favorable than those received generally by other officers of comparable status of the Company.

        5. Life Insurance.

        The Company, in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Employee, in such amounts and in such form or forms as the Company may choose.

        6. Disability and Death of Employee.

        (a) Disability. For purpose hereof, the term "disability" shall mean the inability of the Employee to work for a period of six (6) consecutive months or any 140 days in any 185 day period.

  In the event the Employee shall become disabled, the Employee shall be entitled to all base compensation due and payable pursuant Paragraph 4(a) for a period of three (3) months following the date that he is determined to have become disabled pursuant to the previous sentence. Such amounts payable shall

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be offset by any amounts paid to the Employee under disability insurance policies maintained by the Company.

        (b) Death. In the event of death during the Term, the normal monthly compensation of the Employee shall be paid and all benefits the Employee was then receiving will continue to be paid to the Employee's spouse or his survivors for a period of six (6) months. In all other respects, this Agreement shall be deemed to terminate upon death of the Employee.

        7. Covenant Not To Compete

        (a) The Employee hereby acknowledges and recognizes the highly competitive and confidential nature of the Company's Business, and for the consideration stated above, accordingly agrees that, unless the employee is terminated without cause, during the entire period, commencing with the Commencement Date, the Employee's employment by the Company, to include twelve
(12) months after the termination of the Employee's employment with the Company, Employee will not directly or indirectly, in any capacity:

        (i) Engage in any capacity in any business endeavor which has among its purposes and/or endeavors air ambulance services or related businesses within 100 miles in any geographic area, city and/or state in which the Company's services have been provided within the last year.

        (ii) Induce employees of the Company, or any of its respective subsidiaries, to terminate their employment or to

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engage in any activities hereby prohibited to the Employee;

        (iii) Contact, communicate or solicit any customer and/or any contact of the Company derived from any customer list, customer lead, mail, printed material or other information of the Company with any other party.

        (iv) Discuss any activities, methods of operation, finances, confidential practices and private business information of the Company with any other party.

        (b) It is expressly understood and agreed that although the Employee and the Company consider the restrictions contained in clause (a) above to be reasonable, for the purpose of reserving for the Company or any of its subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a Court having jurisdiction as to the restrictions agreed to by the parties hereto the provisions of such restriction clauses by this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable.

        (c) As to the reasonableness of the non-competition and restrictive covenants contained herein, Employee further acknowledges and confesses that his is capable of making a living in employment areas other than the business engaged in by the Company, and, that the non-competition and restrictive covenants contained herein will not in the least manner impair or interfere with Employee from earning a living after Employee terminates his

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relations with the Company.

        8. Disclosure of Information.

        The Employee acknowledges that the Company's trade secrets, private or secret processes as they may exist from time to time, and confidential information concerning their services development, all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers are valuable, special and unique assets of the Company and its subsidiaries, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. In light of the highly competitive nature of the industry in which the Company and its subsidiaries' business is conducted, the Employee further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by him as a result of his employment by the Company or its subsidiaries shall be considered confidential information. In recognition of this fact, the Employee agrees that he will not, during or after the Term, disclose any such secrets, processes or information to any person or their entity for any reason or purpose whatsoever, except as is necessary in the performance of his duties as an employee of the Company or its subsidiaries and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time; nor shall the Employee make use of any such

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secrets, processes or information (other than information in the public domain)
for his own purposes or for the benefits of any person or other entity (except the Company and its subsidiaries) under any circumstances during or after the Term.

        9. Termination.

        The Employee's employment, if not already terminated under paragraph 2(b) may be terminated at any time during the Term for Cause (as hereinafter defined) by action of the Board of Directors of the Company upon giving the Employee notice of such termination at least thirty (30) days prior to the date upon which termination shall take effect. As used herein, the term "Cause" shall mean any of the following events:

               (i) The Employee's conviction of or plea of guilty or nolo contendere to a crime involving moral turpitude.

               (ii) The Employee's willful misconduct, or neglect of duties or failure to act with respect to duties or actions previously communicated to the Employee in writing by the Board of Directors of the Company.

        If the Employee's employment is terminated under the provisions of this
Section 9 all rights of the Executive pursuant to Section 4 hereof shall cease as of the effective date of such termination.

        10. Arbitration

        Any and all disputes between the Employee and the Company

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arising with respect to the employment by the Company or any of its subsidiaries, including any dispute arising under this Agreement, shall be submitted to binding, expedited arbitration in Denver, Colorado under the then prevailing rules of the American Arbitration Association.

        11. Assignment.

        This Agreement shall not be assignable by the Employee. This Agreement is assignable by the Company and/or any of its subsidiaries to any successor in interest of the Company or any of its subsidiaries.

        12. Notices.

        All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or left at a posted pre-paid registered or certified mail to the party concerned at its address appearing below or sent by fax to the number and with a copy as indicated below. Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post two days after posting; by fax on the same day as dispatch and receipt is confirmed. The said addresses and fax numbers are as follows:

                              If to the Employee:

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                                        Donald Jones
                                        2163 Turkey Run
                                        Winter Park, FL 32789
                                        Tel: (407) 740-7269
                                        Fax: (407) 740-5798

                                        If to the Company:
                                        Kevin L. Burkhardt
                                        Proflight, Inc.
                                        12420 E Control Tower Road
                                        Englewood, Colorado 80112
                                        Tel: 800-949-5387
                                        Fax: 303-799-1367

        13. Complete Agreement: Amendments

        This Agreement contains the full and complete understanding of the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No amendment or modification of this Agreement shall be valid unless made pursuant to an instrument signed by the Company and the Employee.

        14. Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        15. Severability.

        If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of

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this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad or vague as to duration, geographical scope, activity or subject or otherwise, this Agreement shall be construed by limiting, reducing or defining it, so as to be enforceable to the fullest extent compatible with then applicable law.

        16. Headings.

        The descriptive headings of the several Paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        17. Prior Employment Agreements.

        This Agreement supersedes all prior employment agreements between the parties.

        18. Waiver of Breach.

        The waiver by the Company or Employee of a breach of any provision of this Agreement by the Company or the Employee shall not operate or be construed as a waiver of any subsequent breach by the Company or the Employee.


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        19. Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, and ail of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                               PROFLIGHT MEDICAL RESPONSE, INC.

                               By:           Kevin L. Burkhardt
                                  -----------------------------------
                                  Kevin L. Burkhardt, President

                                              Donald Jones
                                  -----------------------------------
                                  Donald Jones



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